                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              FM PROPERTIES INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                     LOGO

                              ------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 8, 1997
                              ------------------

                                                                 March 27, 1997

  The Annual Meeting of Stockholders of FM Properties Inc. will be held at the office of the corporation, 1615 Poydras Street, New Orleans, Louisiana, on Thursday, May 8, 1997, at 1:30 p.m., for the following purposes:

    (1) To elect one of the three directors to hold office for three years and until his successor is elected and qualified;

    (2) To ratify the appointment of Arthur Andersen LLP as the independent auditors to audit the financial statements of the corporation and its subsidiaries for the year 1997;

    (3) To act on a proposal to approve the 1996 Stock Option Plan for Non-Employee Directors; and

    (4) To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

  Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your cooperation will be appreciated.

                                               By Order of the Board of
                                                Directors.

                                               Michael C. Kilanowski, Jr.
                                               Secretary

                              FM PROPERTIES INC.
                              1615 POYDRAS STREET
                         NEW ORLEANS, LOUISIANA 70112

  The Annual Report to Stockholders for the year 1996, including financial statements, is being mailed to stockholders together with these proxy materials on or about March 27, 1997.

                                PROXY STATEMENT

  This proxy statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of FM Properties Inc. (the "Company") for use at its Annual Meeting of Stockholders to be held on May 8, 1997, and at any adjournments thereof (the "Meeting").

VOTING PROCEDURES

  Stockholders of record at the close of business on March 14, 1997 (the "Record Date"), will be entitled to vote at the Meeting. On the Record Date, there were 14,285,770 shares of common stock (the "Common Stock") outstanding.

  The Company's by-laws (the "By-Laws") provide that the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum at the Meeting. The persons appointed by the Company to act as inspectors of election will treat shares of Common Stock represented by a properly executed and returned proxy as present at the Meeting for purposes of determining a quorum. The shares of Common Stock present at the Meeting that are abstained from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

  The By-Laws provide that the Company's directors are elected by a plurality vote and that, except as otherwise provided by statute, the Company's Certificate of Incorporation or the By-Laws, all other matters coming before the Meeting will be decided by the vote of a majority of the number of shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. Each share of Common Stock will entitle the holder to one vote at the Meeting and votes cast will be counted by the inspectors of election. Because the director will be elected by a plurality vote, abstentions and broker non-votes as to the election of the director will have no effect upon the election of the director. All other matters to come before the Meeting require the approval of a majority of the shares of Common Stock present and entitled to vote at the Meeting; therefore, abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes as to particular proposals will not be deemed to be a part of the voting power present with respect to such proposals, will not count as votes for or against such proposals and will not be included in calculating the number of votes necessary for approval of such proposals.

  Proxies in the enclosed form are solicited by the Board of Directors to provide an opportunity to every stockholder to vote on all matters scheduled to come before the Meeting, whether or not he or she attends in person. If proxies in the enclosed form are properly executed and returned, the shares represented thereby will be voted as specified. If no specifications are made, the proxies will be voted for the election of one director, for the ratification of the appointment of auditors and for the proposal to approve the 1996 Stock Option Plan for Non-Employee Directors. Any stockholder submitting a proxy may revoke that proxy or submit a revised proxy at any time before it is voted. A stockholder may also attend the Meeting in person and vote by ballot, thereby canceling any proxy previously given. Management expects no matters to be presented for action at the Meeting other than the election of one director, the ratification of the appointment of auditors and the proposal to approve the 1996 Stock Option Plan for Non-Employee Directors. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

PROXY SOLICITATION

  The Company will pay all expenses of soliciting proxies for the Meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company has retained Georgeson & Co. Inc., Wall Street Plaza, New York, New York, to assist it in the solicitation of proxies from brokers and nominees. It is estimated that the fees for such firm's services will be $6,500 plus its reasonable out-of-pocket expenses. Certain representatives of the Company, who will receive no compensation for their services, may also solicit proxies by telephone, telegram, telex, telecopy, or personal interview.

STOCKHOLDER PROPOSALS

  In order to be considered for inclusion in the Company's 1998 proxy materials, stockholder proposals must be received by the Company no later than November 26, 1997.

CORPORATE GOVERNANCE

  The Board of Directors, which held four meetings during 1996, has primary responsibility for directing the management of the business and affairs of the Company. The Board currently consists of three members. To provide for effective direction and management of the Company's business, the Board of Directors has established committees of the Board, including the Audit Committee and the Corporate Personnel Committee. The Board has no standing nominating committee.

  The Audit Committee reviews the financial statements of the Company and exercises general oversight with respect to the activities of the Company's independent auditors and related matters.

The Audit Committee currently consists of Mr. Madden, as Chairman, and Messrs. Adkerson and Leslie. The Audit Committee met three times during 1996.

  The Corporate Personnel Committee, which is described further below, currently consists of Mr. Leslie, as Chairman, and Mr. Madden. The Corporate Personnel Committee met three times during 1996.

                             ELECTION OF DIRECTOR

  At the Meeting one director is to be elected to a three-year term and to hold office until his successor is elected and qualified. James C. Leslie has been nominated for election to the Board of Directors at the Meeting. The Board of Directors consists of three classes, each of which serves for three years, with one class being elected each year. The persons named in the enclosed form of proxy intend to vote such proxy, unless otherwise directed, for the election of Mr. Leslie as the member of the class to serve until the 2000 Annual Meeting of Stockholders. Mr. Adkerson is the member of the class to serve until the 1998 Annual Meeting of Stockholders and Mr. Madden is the member of the class to serve until the 1999 Annual Meeting of Stockholders. If, contrary to present expectation, the nominee should become unavailable for any reason, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board.

INFORMATION ABOUT NOMINEE AND DIRECTORS

  The following table provides certain information as of December 31, 1996, with respect to each nominee and each other director whose term will continue after the Meeting. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

                                                                            YEAR
                                                                            FIRST
  NAME OF NOMINEE           PRINCIPAL OCCUPATIONS, OTHER DIRECTORSHIPS    ELECTED A
    OR DIRECTOR      AGE          AND POSITIONS WITH THE COMPANY          DIRECTOR
  ---------------    --- ------------------------------------------------ ---------
Richard C. Adkerson   50 Chairman of the Board and Chief Executive          1992
                          Officer of the Company. Vice Chairman of the
                          Board of Freeport-McMoRan Inc. ("FTX"), a
                          global agricultural resource company. Senior
                          Vice President and Chief Financial Officer of
                          FTX until 1995. Vice President of FTX until
                          1992. Executive Vice President of Freeport-
                          McMoRan Copper & Gold Inc. ("FCX"), mining. Co-
                          Chairman of the Board and Chief Executive
                          Officer of McMoRan Oil & Gas Co. ("MOXY").
                          Director of Hi-Lo Automotive, Inc.
James C. Leslie       40 President and Chief Operating Officer of The       1996
                          Staubach Company, a commercial real estate
                          services firm. President of Wolverine Holding
                          Company, a real estate holding company.
                          President of Staubach Financial Services, a
                          financial real estate services firm, until
                          March 1996. Chief Financial Officer of The
                          Staubach Company until 1992. Director of
                          Columbus Realty Trust, Forum Retirement
                          Partners, L.P. and Wyndham Hotel Corporation.
Michael D. Madden     47 Chairman of the Board of Hanover Capital L.L.C.,   1992
                          investment bankers. Vice Chairman of the Board
                          of PaineWebber Incorporated, investment
                          bankers, until December 1995. Executive Vice
                          President and Chief Origination Officer of
                          Kidder Peabody Group Inc., investment bankers,
                          until December 1994. Executive Managing
                          Director and Head of Global Business
                          Development of Kidder Peabody Group Inc. until
                          September 1994. Senior Managing Director and
                          Co-Head of Worldwide Investment Banking, Lehman
                          Brothers Inc., investment bankers, until 1993.

DIRECTOR COMPENSATION

  Each director who is not an officer or an employee of the Company receives a fee of $500 for attendance at each meeting of the Board or any of its committees and an annual fee consisting of (i) $10,000 for serving on the Board, (ii) $1,000 for each committee of which he is a member, and (iii) $1,000 for each committee of which he is the chairman. Each director who is also an officer or employee of the Company or any of its subsidiaries receives a fee of $500 for attendance at meetings of the Board.

  In 1996, each director who is not an officer or employee also received an option to purchase 20,000 shares of Common Stock, subject to stockholder approval of the 1996 Stock Option Plan for Non-Employee Directors. See "Approval of 1996 Stock Option Plan for Non-Employee Directors."

COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information regarding the ownership of the Common Stock by (i) each director and nominee of the Company, (ii) each executive officer for whom compensation information is disclosed under the heading "Executive Officer Compensation" and (iii) all directors and executive officers of the Company as a group, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC") based on information furnished by such persons. Each individual holds less than 1% of the outstanding Common Stock. Unless otherwise indicated, all information is presented as of December 31, 1996, and all shares indicated as beneficially owned are held with sole voting and investment power.

                                                                    NUMBER OF
                                                                      SHARES
                                                                   BENEFICIALLY
        NAME OF BENEFICIAL OWNER                                      OWNED
        ------------------------                                   ------------
      Richard C. Adkerson                                             97,683(1)
      William H. Armstrong, III                                       19,300(2)
      James C. Leslie                                                  5,000
      Michael D. Madden                                                   --
      All directors and executive officers as a group (5 persons)    220,776(3)

---------
(1) Includes 35,000 shares held in retirement trusts for the benefit of Mr. Adkerson, 183 shares held in a retirement trust for the benefit of Mr. Adkerson's wife and 37,500 shares that he has the right to acquire pursuant to immediately exercisable options.
(2) Includes 2,800 shares held in retirement trusts for the benefit of Mr. Armstrong and 12,500 shares that he has the right to acquire pursuant to immediately exercisable options.
(3) Includes (a) 151 shares held in a retirement trust for the benefit of an executive officer, (b) 9 shares held in a retirement trust for the benefit of an executive officer's spouse but as to which such executive officer disclaims beneficial ownership, (c) 100 shares held by an executive officer as custodian but as to which such executive officer disclaims beneficial ownership, (d) 26,201 shares held in trusts with respect to which an executive officer, as co-trustee, shares voting and investment power but as to which such executive officer disclaims beneficial ownership and (e) 12,500 shares that an executive officer has the right to acquire pursuant to immediately exercisable options. Total represents approximately 1.5% of the outstanding Common Stock.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information regarding the ownership of the Company's Common Stock by each person known to the Company to be a beneficial owner of more than five percent of the outstanding Common Stock, determined in accordance with Rule 13d-3 of the SEC based on information furnished by such persons. Unless otherwise indicated, all information is presented as of December 31, 1996, and all shares indicated as beneficially owned are held with sole voting and investment power.

                                 NUMBER OF
                                   SHARES      PERCENT
        NAME AND ADDRESS OF     BENEFICIALLY     OF
        PERSON                     OWNED        CLASS
        -------------------     ------------   -------
      Ingalls & Snyder LLC       2,130,242(1)   14.9%
      61 Broadway
      New York, New York 10006
      U.S. Bancorp                 740,480(2)    5.2%
      111 S.W. Fifth Avenue
      Portland, Oregon 97204

---------
(1) Based on the Schedule 13G dated January 22, 1997 that Ingalls & Snyder LLC filed with the SEC, Ingalls & Snyder LLC has sole voting power with respect to 171,000 shares and sole investment power with respect to all 2,130,242 shares shown.
(2) Based on the Schedule 13G dated February 11, 1997 that U.S. Bancorp filed with the SEC, U.S. Bancorp, through its affiliates, has sole voting power with respect to 740,000 shares.

                              ------------------

EXECUTIVE OFFICER COMPENSATION

  Throughout 1996, Richard C. Adkerson, Chairman of the Board and Chief Executive Officer, was employed by FTX and FCX and performed his duties for the Company in accordance with a Services Agreement between the Company and FM Services Company ("FMS"), a corporation 50% owned by each of FTX and FCX. In 1996, Mr. Adkerson was compensated by FTX and FCX. The Company paid FMS $500,000 in 1996 for all services under the Services Agreement which included executive, technical, administrative, accounting, financial, tax and other services.

  William H. Armstrong, III and James J. Collins were the only executive officers employed by the Company who earned in excess of $100,000 for services provided to the Company in 1996. The following table shows compensation that the Company paid to Messrs. Armstrong and Collins (collectively with Mr. Adkerson, the "Named Executive Officers") for all services rendered to the Company and its subsidiaries in 1996, 1995 and 1994.

                          SUMMARY COMPENSATION TABLE

                                                     LONG TERM
                                       ANNUAL       COMPENSATION
                                    COMPENSATION       AWARDS
                                  ----------------- ------------
                                                     SECURITIES
                                                     UNDERLYING   ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY   BONUS   OPTIONS/SARS COMPENSATION
---------------------------  ---- -------- -------- ------------ ------------
William H. Armstrong, III    1996 $150,000 $120,000    25,000      $     --
 President, Chief Operating
  Officer                    1995   56,250   80,000    50,000       100,100(1)
 and Chief Financial Officer 1994       --       --        --        51,000(1)
James J. Collins (2)         1996   99,503       --        --       206,862(3)
 Executive Vice President    1995  166,667   80,000    50,000        82,500(4)
                             1994  165,000       --        --        80,500(4)

---------
(1) Comprised of consulting fees.
(2) Resigned effective July 15, 1996.
(3) Comprised of $202,800 paid in connection with his resignation and $4,062 of contributions under the Company's defined contribution plans.
(4) Comprised of (a) $75,000 of sales commissions for each of 1995 and 1994, and (b) $7,500 and $5,500 of contributions under the Company's defined contribution plans for 1995 and 1994, respectively.

                              ------------------

  The following table sets forth information with respect to the grant of stock options to each Named Executive Officer during 1996.

                           OPTION/SAR GRANTS IN 1996

                                     PERCENT OF
                        NUMBER OF      TOTAL
                        SECURITIES  OPTIONS/SARS                      GRANT
                        UNDERLYING   GRANTED TO  EXERCISE              DATE
                       OPTIONS/SARS EMPLOYEES IN OR BASE  EXPIRATION  PRESENT
NAME                    GRANTED(1)      1996      PRICE      DATE    VALUE(2)
----                   ------------ ------------ -------- ---------- --------
Richard C. Adkerson      150,000       56.60%     $1.50    1/19/06   $181,500
William H. Armstrong,
 III                      25,000        9.43%      2.63    8/13/06     54,000
James J. Collins              --          --         --         --         --

---------
(1) The stock options will become immediately exercisable in their entirety if
    (a) any person or group of persons acquires beneficial ownership of shares representing 20% or more of the Company's total voting power or (b) under certain circumstances, the composition of the Board of Directors is changed after a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination thereof.

(2) The Black-Scholes option pricing model was used to determine the grant date present value of such stock options granted on January 19, 1996, by the Company to Mr. Adkerson and granted on August 13, 1996 to Mr. Armstrong. Under the Black-Scholes option pricing model, the grant date present value of each stock option referred to in the table was calculated to be $1.21 on January 19, 1996 and $2.16 on August 13, 1996. The following facts and assumptions were used in making such calculations: (a) an exercise price for each such stock option as set forth under the column labeled "Exercise or Base Price"; (b) a fair market value of $1.50 and $2.63 for one share on January 19, 1996 and August 13, 1996, respectively;
    (c) a term for such stock options as set forth under the column labeled "Expiration Date"; (d) a stock volatility of 70% and 73% on January 19, 1996 and August 13, 1996, respectively, based on an analysis of historical weekly closing stock prices of Common Stock over a 47-week period and a 76-week period for shares granted on January 19, 1996 and August 13, 1996, respectively; and (e) an assumed risk-free interest rate of 6.35%, such rate being equivalent to the yield on the date of grant on a treasury note with a maturity date comparable to the expiration date of such stock options. No other discounts or restrictions related to vesting or the likelihood of vesting of the stock options were applied. The resulting grant date present value for such stock options was multiplied by the total number of shares covered by such stock options granted to Messrs. Adkerson and Armstrong.

                              ------------------

  The following table sets forth information with respect to all outstanding Company stock options held by each Named Executive Officer as of December 31, 1996. None of such persons exercised any Company stock options during 1996.

                    OPTION/SAR VALUES AT DECEMBER 31, 1996

                               NUMBER OF SECURITIES
                              UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                                  OPTIONS/SARS AT      THE-MONEY OPTIONS/SARS AT
                                 DECEMBER 31, 1996         DECEMBER 31, 1996
                             ------------------------- -------------------------
        NAME                 EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
        ----                 ------------------------- -------------------------
      Richard C. Adkerson             --/150,000           $    -- /$225,000
      William H. Armstrong,
       III                        12,500/ 62,500             14,844/  53,906
      James J. Collins                --/--                      --/--

CORPORATE PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Corporate Personnel Committee (the "Committee") is composed of two directors, neither of whom is an employee of the Company. The Committee, among other things, monitors and evaluates the compensation arrangements of the Company's executive officers.

  The Company's executive compensation is comprised of (i) an annual cash incentive award and (ii) long-term incentive compensation in the form of stock options, as described further below. In addition, the Company pays a salary to its executive officers other than the Chief Executive Officer, also described further below.

  Richard C. Adkerson, the Chairman of the Board and Chief Executive Officer of the Company, provided services to the Company in 1996 pursuant to a Services Agreement between the Company and FMS. Except for Mr. Adkerson's participation in the Company's stock option plan and receipt of director fees, Mr. Adkerson receives no benefits, salary or other compensation from the Company.

  The salary of each other executive officer of the Company is based primarily on the officer's level of responsibility and the Committee's subjective assessment of the officer's performance.

  Under the Company's performance incentive awards program, the Committee determines the amount of annual cash incentives or bonuses for certain key executives of the Company. Each person selected under the program is assigned a target award, expressed as a percentage of base salary, which serves as a guideline amount that will generally be paid if Company performance meets expectations set for the year. When determining the total amount awarded to officers for any year, the Committee considers both individual and operating or staff unit performance, as well as the performance of the Company as measured by its operational accomplishments, including operating results, cash flow and debt reduction.

  For 1996, the Committee considered the Company's operational accomplishments, including the reduction of general and administrative expenses, the sale of the Barton Creek Country Club and Conference Resort, the increased sales of developed homesites and undeveloped commercial and residential properties, the reduction of $63 million of debt, and the extension of debt maturities. The Committee determined that the level of performance achieved warranted the payment of a cash award to an executive officer in the amount shown in the Summary Compensation Table under the heading "Executive Officer Compensation."

  The Company also grants long-term incentives to executive officers in the form of stock options. The stock option award guidelines are intended to reinforce the relationship between compensation and increases in the market price of the Company's common stock and thereby align the executive officers' financial interests with those of the Company's stockholders. The Committee establishes guidelines based upon the position of each participating officer and the Committee's subjective assessment of each participant's individual performance. As shown in the table entitled Option/SAR Grants in 1996 under the heading "Executive Officer Compensation," in 1996 the Committee granted stock option awards to two executive officers, including the Chief Executive Officer, based upon the Committee's guidelines and subjective assessment.

  Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, limits the tax deduction to $1 million for compensation paid to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. No executive officer of the Company reached the deductibility limitation for 1996. The Committee believes that the stock options granted to executive officers, as discussed above, qualify for the exclusion from the deduction limitation under Section 162(m). The Committee anticipates that the remaining components of individual executive compensation that do not qualify for an exclusion from Section 162(m) should not exceed $1 million in any year and therefore continue to qualify for deductibility.

      James C. Leslie, Chairman                Michael D. Madden

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Company's Corporate Personnel Committee are Messrs. Leslie and Madden. During 1996, Ernest E. Howard, III also served on the Committee until he resigned from the Board in August 1996. No executive officer of the Company served in 1996 as a director or member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or on the Company's Corporate Personnel Committee.

PERFORMANCE GRAPH

  The following graph compares the change in the cumulative total stockholder return on the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Dow Jones Real Estate Investment Companies Group during 1996, 1995, 1994, 1993 and the portion of 1992 that the Common Stock was registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
                   FM PROPERTIES INC., S&P 500 STOCK INDEX &
               DOW JONES REAL ESTATE INVESTMENT COMPANIES GROUP



    LOGO

                                                  DECEMBER 31,
                             JULY 1, ---------------------------------------
                              1992    1992    1993    1994    1995    1996
                             ------- ------- ------- ------- ------- -------
FM Properties Inc.           $100.00 $110.69 $257.14 $200.00 $100.00 $171.43
S&P 500 Stock Index           100.00  108.35  119.27  120.84  166.25  204.42
Dow Jones Real Estate
 Investment Companies Group   100.00  116.96  103.34  100.71  122.35  157.49

ASSUMES $100 INVESTED ON JULY 1,
1992 IN FM PROPERTIES INC. COMMON                  FM PROPERTIES INC.
STOCK, S&P 500 INDEX & DOW JONES             ^^
REAL ESTATE INVESTMENT COMPANIES                   S&P 500 STOCK INDEX
GROUP                                        .
* TOTAL RETURN ASSUMES REINVESTMENT                DOW JONES REAL ESTATE
OF DIVIDENDS                                 ^^    INVESTMENT COMPANIES GROUP

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

  The Board of Directors seeks ratification by the stockholders of the Board's appointment of Arthur Andersen LLP to act as the independent auditors of the financial statements of the Company and its subsidiaries for the year 1997. The Board has not determined what, if any, action would be taken should the appointment of Arthur Andersen LLP not be ratified. One or more representatives of the firm will be available at the Meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement.

         APPROVAL OF 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

   The Company seeks stockholder approval of the FM Properties Inc. 1996 Stock Option Plan for Non-Employee Directors (the "Director Plan"). The following summary of such plan is qualified in its entirety by reference to the complete text thereof, which is attached hereto as Exhibit A.

  The purpose of the Director Plan is to align more closely the interests of the Company's non-employee directors with those of the Company's stockholders by providing for the automatic grant of stock options to such directors in accordance with the terms of the Director Plan.

  The maximum number of shares of Common Stock in respect of which options may be granted under the Director Plan is 250,000. On March 14, 1997, the closing sale price of a share of Common Stock as reported on the Nasdaq National Market was $3.125. The shares of Common Stock to be delivered under the Director Plan will be made available from the authorized but unissued shares of Common Stock or from treasury shares.

  Except for determinations with respect to the transferability of options, which will be made by the Corporate Personnel Committee, the Director Plan will be administered by the Board; however, the Board will have no discretion to determine the timing, exercise price or amount of options granted under the Director Plan.

  All directors of the Company who are not employees or officers of the Company or any of its affiliated companies or officers or employees of an entity with which the Company has contracted to receive management services will be "Eligible Directors" under the Director Plan. There will initially be two Eligible Directors. Under the Director Plan each Eligible Director was granted on September 1, 1996 an option to purchase 20,000 shares of Common Stock, subject to stockholder approval of the Director Plan at the Meeting, and, on September 1 of each subsequent year, each Eligible Director will be granted an option to purchase 5,000 shares of Common Stock.

  Options granted under the Director Plan will be non-qualified options. The exercise price of options granted under the Director Plan will be 100% of the fair market value of the underlying shares of Common Stock on the date of grant. Each option becomes exercisable in 25% annual increments beginning on the first anniversary of the date of grant, and will have a term of 10 years. An option may be exercised generally only during a ten-day trading period following the public release by the Company of its quarterly or annual financial statements. Upon retirement from service as a director, a retiring director's options that were exercisable on the date of retirement or could have become exercisable within one year after such date will remain exercisable until the earlier of (i) the third anniversary of the date of such retirement or (ii) the expiration date of the option.

  The option exercise price may be satisfied in cash or by delivering shares of Common Stock owned by the optionee.

  In the event of the payment of any dividend payable in shares of Common Stock, or any subdivision or combination of such shares of Common Stock, the number of shares that may be purchased under the Director Plan and the number of shares subject to each option granted under the Director Plan will be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any outstanding option (whether or not then exercisable) will be increased or decreased proportionately, as the case may be, without change in the aggregate exercise price. In the event the Company is merged or consolidated into or with another corporation in a transaction in which the Company is not the survivor, or in the event that substantially all of the Company's assets are sold to another entity not affiliated with the Company, any holder of an option, whether or not then exercisable, will be entitled to receive (unless the Company takes such alternative action as may be necessary to preserve the economic benefit of the option for the optionee) on the effective date of any such transaction, in cancellation of such option, an amount in cash equal to the excess, if any, of the fair market value on the effective date of any such transaction of the shares underlying such option over the aggregate exercise price thereof.

  The Director Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without stockholder approval if such amendment would increase the maximum number of shares of Common Stock that may be purchased pursuant to options granted either individually or on an annual basis in the aggregate or if such amendment would permit the granting of any option with an exercise price other than 100% of the fair market value of the underlying shares of Common Stock on the date of grant.

  When an optionee exercises an option, the difference between the option price and any higher fair market value of the shares of Common Stock, generally on the date of exercise, will be ordinary income to the optionee and generally will be allowed as a deduction for federal income tax purposes to the Company.

  Any gain or loss realized by an optionee on disposition of the Common Stock acquired upon exercise of an option generally will be capital gain or loss to such optionee, long-term or short-term depending on the holding period, and will not result in any additional tax consequences to the

Company. The optionee's basis in the shares of Common Stock for determining gain or loss on the disposition will be the fair market value of such shares of Common Stock determined generally at the time of exercise.

  Except as noted below, when an optionee receives payment with respect to an option under the Director Plan other than as described in the preceding paragraphs, the amount of cash and the fair market value of the securities received, net of any amount paid by the optionee, will be ordinary income to such optionee and generally will be allowed as a deduction for federal income tax purposes to the Company. Certain special rules apply if the exercise price for an option is paid in shares of Common Stock previously owned by the optionee rather than in cash.

  The following table sets forth information with respect to the benefits under the Director Plan, as proposed to be approved, that were received during 1996, subject to stockholder approval of the Director Plan, by (i) each of the directors who is not an executive officer and (ii) all directors who are not executive officers as a group. None of the Named Executive Officers, non-executive officers or employees of the Company nor any associate of any director or executive officer is anticipated to be eligible to participate in the Director Plan. Other than the persons identified in the following table, no person is anticipated to receive more than 5% of the awards that may be granted under the Director Plan.

                               NEW PLAN BENEFITS

               1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                                      NUMBER OF SECURITIES
NAME AND POSITION                     UNDERLYING OPTIONS(A)
-----------------                     ---------------------
James C. Leslie, Director                    20,000
Michael D. Madden, Director                  20,000
Non-Executive Officer Director Group         40,000

---------
(a) Beginning in 1997, annual grants of options to purchase 5,000 shares will be made to each Eligible Director under the Director Plan.

  This proposal requires the approval of a majority of the shares of Common Stock present and entitled to vote at the Meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF THE SHARES OF COMMON STOCK APPROVE THE DIRECTOR PLAN.

                                                                      EXHIBIT A

                              FM PROPERTIES INC.
               1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                                   ARTICLE I

                              Purpose of the Plan

  The purpose of the 1996 Stock Option Plan for Non-Employee Directors (the "Plan") is to align more closely the interests of the non-employee directors of FM Properties Inc. (the "Company") with that of the Company's stockholders by providing for the automatic grant to such directors of stock options ("Options") to purchase Shares (as hereinafter defined), in accordance with the terms of the Plan.

                                  ARTICLE II

                                  Definitions

  For the purposes of this Plan, the following terms shall have the meanings indicated:

  Board: The Board of Directors of the Company.

  Change in Control: A Change in Control shall be deemed to have occurred if either (a) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall own beneficially more than 20% of the Common Stock outstanding (exclusive of shares held in the Company's treasury or by the Company's Subsidiaries) pursuant to a tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, or (b) there shall be a change in the composition of the Board at any time within two years after any tender offer, exchange offer, merger, consolidation, sale of assets or contested election, or any combination of those transactions (a "Transaction"), so that (i) the persons who were directors of the Company immediately before the first such Transaction cease to constitute a majority of the Board of Directors of the corporation that shall thereafter be in control of the companies that were parties to or otherwise involved in such Transaction, or (ii) the number of persons who shall thereafter be directors of such corporation shall be fewer than two-thirds of the number of directors of the Company immediately prior to such first Transaction. A Change in Control shall be deemed to take place upon the first to occur of the events specified in the foregoing clauses (a) and
(b).

  Code: The Internal Revenue Code of 1986, as amended from time to time.

  Committee: A committee of the Board designated by the Board to administer the Plan and composed of not fewer than two directors, each of whom, to the extent necessary to comply with

Rule 16b-3 only, is a "non-employee director" within the meaning of Rule 16b-3 and, to the extent necessary to comply with Section 162(m) only, is an "outside director" under Section 162(m). Until otherwise determined by the Board, the Committee shall be the Corporate Personnel Committee of the Board.

  Election Period: The period beginning on the third business day following a date on which the Company releases for publication its quarterly or annual summary statements of sales and earnings, and ending on the twelfth business day following such date.

  Eligible Director: A director of the Company who is not an officer or an employee of the Company or a Subsidiary or an officer or an employee of an entity with which the Company has contracted to receive management services.

  Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

  Fair Market Value: The average of the per Share high and low quoted sale prices on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal exchange or market on which such Shares are quoted.

  Option Cancellation Gain: With respect to the cancellation of an Option pursuant to Section 3 of Article IV hereof, the excess of the Fair Market Value as of the Option Cancellation Date (as that term is defined in Section 3 of Article IV hereof) of all the outstanding Shares covered by such Option, whether or not then exercisable, over the purchase price of such Shares under such Option.

  Rule 16b-3: Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

  SEC: The Securities and Exchange Commission, including the staff thereof, or any successor thereto.

  Section 162(m): Section 162(m) of the Code and all regulations promulgated thereunder as in effect from time to time.

  Shares: Shares of common stock, par value $0.01 per share, of the Company (including any attached Preferred Stock Purchase Rights).

  Subsidiary: Any corporation of which stock representing at least 50% of the ordinary voting power is owned, directly or indirectly, by the Company; and any other entity of which equity securities or interests representing at least 50% of the ordinary voting power or 50% of the total value of all classes of equity securities or interests of such entity are owned, directly or indirectly, by the Company.

                                  ARTICLE III

                          Administration of the Plan

  This Plan shall be administered by the Board. The Board will interpret this Plan and may from time to time adopt such rules and regulations for carrying out the terms and provisions of this Plan as it may deem best; however, the Board shall have no discretion with respect to the selection of directors who receive Options, the timing of the grant of Options, the number of Shares subject to any Options or the purchase price thereof. Notwithstanding the foregoing, the Committee shall have the authority to make all determinations with respect to the transferability of Options in accordance with Article VIII hereof. All determinations by the Board or the Committee shall be made by the affirmative vote of a majority of its respective members, but any determination reduced to writing and signed by a majority of its respective members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to any applicable provisions of the Company's By-Laws or of this Plan, all determinations by the Board and the Committee pursuant to the provisions of this Plan, and all related orders or resolutions of the Board and the Committee, shall be final, conclusive and binding on all persons, including the Company and its stockholders, employees, directors and optionees. In the event of any conflict or inconsistency between determinations, orders, resolutions, or other actions of the Committee and the Board taken in connection with this Plan, the action of the Board shall control.

                                  ARTICLE IV

                           Stock Subject to the Plan

  Section 1. The Shares to be issued or delivered upon exercise of Options shall be made available, at the discretion of the Board, either from the authorized but unissued Shares of the Company or from Shares reacquired by the Company, including Shares purchased by the Company in the open market or otherwise obtained; provided, however, that the Company, at the discretion of the Board, may, upon exercise of Options granted under this Plan, cause a Subsidiary to deliver Shares held by such Subsidiary.

  Section 2. Subject to the provisions of Section 3 of this Article IV, the aggregate number of Shares that may be purchased pursuant to Options shall not exceed 250,000.

  Section 3. In the event of the payment of any dividends payable in Shares, or in the event of any subdivision or combination of the Shares, the number of Shares that may be purchased under this Plan, and the number of Shares subject to each Option granted in accordance with Section 2 of Article VII, shall be increased or decreased proportionately, as the case may be, and the number of Shares deliverable upon the exercise thereafter of any Option theretofore granted (whether or not then exercisable) shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price. In the event the Company is merged or consolidated into or with another corporation in a transaction in which the Company is not the survivor, or in the event that substantially all of the Company's assets are sold to another entity not affiliated with the Company, any holder of an Option, whether or not then exercisable, shall be entitled to receive (unless the Company shall take such alternative action as may be necessary to preserve the economic benefit of the Option for the optionee) on the effective date of any such transaction (the "Option Cancellation Date"), in cancellation of such Option, an amount in cash equal to the Option Cancellation Gain relating thereto, determined as of the Option Cancellation Date.

                                   ARTICLE V

                       Purchase Price of Optioned Shares

  The purchase price per Share under each Option shall be 100% of the Fair Market Value of a Share at the time such Option is granted, but in no case shall such price be less than the par value of the Shares subject to such Option.

                                  ARTICLE VI

                           Eligibility of Recipients

  Options will be granted only to individuals who are Eligible Directors at the time of such grant.

                                  ARTICLE VII

                               Grant of Options

  Section 1. Each Option shall constitute a nonqualified stock option that is not intended to qualify under Section 422 of the Code.

  Section 2. On September 1, 1996, each Eligible Director as of such date shall be granted an Option to purchase 20,000 Shares, and, on September 1 of each subsequent year, each Eligible Director as of each such date shall be granted an Option to purchase 5,000 Shares. Each Option shall become exercisable in four equal annual installments on each of the first four anniversaries of the date of grant and may be exercised by the holder thereof with respect to all or any part of the Shares comprising each installment as such holder may elect at any time after such installment becomes exercisable but no later than the termination date of such Option; provided that each Option shall become exercisable in full upon a Change in Control.

                                 ARTICLE VIII

                          Transferability of Options

  No Options granted hereunder may be transferred, pledged, assigned or otherwise encumbered by an optionee except:

    (a) by will;

    (b) by the laws of descent and distribution; or

    (c) if permitted by the Committee and so provided in the Option or an amendment thereto, (i) pursuant to a domestic relations order, as defined in the Code, (ii) to Immediate Family Members, (iii) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the only partners, (iv) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the only members, or
  (v) to a trust for the sole benefit of Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the optionee and their spouses.

Any attempted assignment, transfer, pledge, hypothecation or other disposition of Options, or levy of attachment or similar process upon Options not specifically permitted herein, shall be null and void and without effect.

                                  ARTICLE IX

                              Exercise of Options

  Section 1. Each Option shall terminate 10 years after the date on which it was granted.

  Section 2. Except in cases provided for in Article X hereof, each Option may be exercised by the holder thereof only while the optionee to whom such Option was granted is an Eligible Director.

  Section 3. Each Option shall provide that the Option or any portion thereof may be exercised only during an Election Period. Each Option shall provide, however, that in the event of a Change in Control, the Election Period exercise requirement is waived.

  Section 4. A person electing to exercise an Option or any portion thereof then exercisable shall give written notice to the Company of such election and of the number of Shares such person has elected to purchase, and shall at the time of purchase tender the full purchase price of such Shares, which tender shall be made in cash or cash equivalent (which may be such person's personal check) or in Shares already owned by such person (which Shares shall be valued for such purpose on the basis of their Fair Market Value on the date of exercise), or in any combination thereof. The Company shall have no obligation to deliver Shares pursuant to the exercise of any Option, in whole or in part, until such payment in full of the purchase price of such Shares is received by the Company. No optionee, or legal representative, legatee, distributee, or assignee of such optionee shall be or be deemed to be a holder of any Shares subject to such Option or entitled to any rights of a stockholder of the Company in respect of any Shares covered by such Option distributable in connection therewith until such Shares have been paid for in full and certificates for such Shares have been issued or delivered by the Company.

  Section 5. Each Option shall be subject to the requirement that if at any time the Board shall be advised by counsel that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not reasonably acceptable to such counsel for the Board.

  Section 6. The Company may establish appropriate procedures to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the exercise of Options, and to ensure that the Company receives prompt advice concerning the occurrence of any event that may create, or affect the timing or amount of, any obligation to pay or withhold any such taxes or that may make available to the Company any tax deduction resulting from the occurrence of such event.

                                   ARTICLE X

                Termination of Service as an Eligible Director

  Section 1. If and when an optionee shall cease to be an Eligible Director for any reason other than death or retirement from the Board, all of the Options granted to such optionee shall be terminated except that any Option, to the extent then exercisable, may be exercised by the holder thereof within three months after such optionee ceases to be an Eligible Director, but not later than the termination date of the Option.

  Section 2. If and when an optionee shall cease to be an Eligible Director by reason of the optionee's retirement from the Board, all of the Options granted to such optionee shall be terminated except that any Option, to the extent then exercisable or exercisable within one year thereafter, may be exercised by the holder thereof within three years after such retirement, but not later than the termination date of the Option.

  Section 3. Should an optionee die while serving as an Eligible Director, all the Options granted to such optionee shall be terminated, except that any Option to the extent exercisable by the holder thereof at the time of such death, together with the unmatured installment (if any) of such Option which at that time is next scheduled to become exercisable, may be exercised within one year after the date of such death, but not later than the termination date of the Option, by the holder thereof, the optionee's estate, or the person designated in the optionee's last will and testament, as appropriate.

  Section 4. Should an optionee die after ceasing to be an Eligible Director, all of the Options granted to such optionee shall be terminated, except that any Option, to the extent exercisable by the holder thereof at the time of such death, may be exercised within one year after the date of such death, but not later than the termination date of the Option, by the holder thereof, the optionee's estate, or the person designated in the optionee's last will and testament, as appropriate.

                                  ARTICLE XI

                        Amendments to Plan and Options

  The Board may at any time terminate or from time to time amend, modify or suspend this Plan; provided, however, that no such amendment or modification without the approval of the stockholders shall:

    (a) except pursuant to Section 3 of Article IV, increase the maximum number (determined as provided in this Plan) of Shares that may be purchased pursuant to Options, either individually on an annual basis or in the aggregate; or

    (b) permit the granting of any Option at a purchase price other than 100% of the Fair Market Value of the Shares at the time such Option is granted, subject to adjustment pursuant to Section 3 of Article IV.

                               FM PROPERTIES INC.
   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                           STOCKHOLDERS, MAY 8, 1997

  The undersigned hereby appoints Richard C. Adkerson and William H. Armstrong, III as proxies, with full power of substitution, to vote the shares of the undersigned in FM Properties Inc. at the Annual Meeting of Stockholders to be held on Thursday, May 8, 1997, at 1:30 p.m., and at any adjournment thereof, on all matters coming before the meeting. THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON THE BACK OF THIS CARD, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THE BACK OF THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.

  If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this card.

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                           IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

                          (continued on reverse side)

                                                                                                            Please mark
                                                                                                           your votes as
                                                                                                           indicated in  [X]
                                                                                                           this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

                                                     FOR   WITHHELD                                            FOR AGAINST ABSTAIN
ITEM 1--Election of the nominee for director.        [ ]     [ ]       ITEM 2--Ratification of appointment of  [ ]   [ ]     [ ]
        Nominee for director of FM Properties Inc.                             Arthur Andersen LLP as
        James C. Leslie                                                        independent auditors.


[ ]  FOR, EXCEPT WITHHELD FROM:

  ------------------------------------------------------
  (Write nominee name(s) in the space provided above to
  withhold authority.)
                                                                                                               FOR AGAINST ABSTAIN
                                                                       ITEM 3--Approval of the 1996 Stock      [ ]   [ ]     [ ]
                                                                               Option Plan for Non-Employee
                                                                               Directors.



  SIGNATURE(S)                                                                                          DATED:               1997
               ---------------------------------------------------------------------------------------         -------------
  YOU MAY SPECIFY YOUR VOTES BY MARKING THE APPROPRIATE BOXES ON THIS SIDE. YOU NEED NOT MARK ANY BOXES, HOWEVER, IF YOU WISH TO
  VOTE ALL ITEMS IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. IF YOUR VOTES ARE NOT SPECIFIED, THIS PROXY WILL BE
  VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.